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EXHIBIT 10.11

                             HI POINT OFFICE COMPLEX
                                 LEASE AGREEMENT

            THIS LEASE AGREEMENT is made and entered into this 30 day of September, 2000, by and between ONWARD, L.L.C., hereinafter called "Landlord," and FORESIGHT, INC, a professional corporation, hereinafter called "Tenant."

                                    ARTICLE I

                                    PREMISES

            1.1 Agreement to Lease. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, the Landlord demises and leases to the Tenant, and Tenant rents from Landlord, Suite 101 and 110 in the HiPoint Building (herein called the "Building") in Norman, Oklahoma, which premises contains approximately 3,729 square feet (the "Premises").

                                   ARTICLE II

                                      TERM

            2.1 Term of Lease. The term of this lease shall be for Four (4) years and Three(3) months, commencing on September 30, 2000, or such earlier date as Tenant occupies the Premises for the conduct of business (the "Commencement Date") and terminating sixty (51) months thereafter (the "Expiration Date"), unless sooner terminated as herein provided.

                                   ARTICLE III

                                      RENT

            3.1 Base Rent. Tenant shall pay Landlord as base rent ("Base Rent") for the Premises each month, without setoff or deduction, and without any prior demand therefor, the sum of Four Thousand, Four Hundred and Sixty Two Dollars ($4,462), on the first day of each and every month during the lease term, the first of such monthly installments to be due and payable on the date of execution of this Lease.

            3.2 Annual Increase in Base Rent. The Base Rent shall be adjusted annually by multiplying the Base Rent for the immediately preceding twelve month period (the "Lease Year") by the CPI Adjustment (as hereinafter defined), however, in no event shall the monthly rent be less than the Base Rent for the first Lease Year. The CPI Adjustment for each year shall be the greater of (i) 102/100; or (ii) a fraction, the numerator of which shall be the CPI for the month prior to the expiration of the Lease Year and the denominator shall be the CPI on the first day of the Lease Year. For the purposes hereof, "CPI" shall mean the Consumer Price Index for all Urban Consumer (CPI-U), U.S. City average, All Items , as published by the Unites


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States Department of Labor, Bureau of Labor Statistics. In the event an index is no longer maintained, Landlord shall select a similar index that measures inflationary trends. For the purposes hereof first "Lease Year" shall mean the twelve month period commencing on the Commencement Date.

            3.3 Share of Operating Expenses. In addition to the Base Rent, and commencing at the same time as any rental commences under this Lease, Tenant shall pay to Landlord Tenant's Pro Rata Share, as defined below, of the increase in the Operating Expenses:

                  3.3.1 Operating Expenses. "Operating Expenses," as that term is used herein, shall consist of all operating expenses of the Building which shall be computed on an accrual basis, and shall consist of all expenditures incurred to maintain the Building as may be determined by Landlord to be necessary, and shall include all expenses, costs and disbursements (but no specific costs billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including, but not limited to, the following:

            (A) Salaries and wages of all employees engaged in the operation, maintenance and security of the Building, and management fees of the management company managing the Building, including taxes, insurance and benefits relating thereto.

            (B) All supplies and materials used in the operation, maintenance and security of the Building.

            (C) Costs to Landlord (but not to other tenants) of all utilities for the Building, including the cost of water and power, heating, lighting, air conditioning and ventilating the Building.

            (D) Costs of all maintenance and service agreements for the Building and the equipment therein.

            (E) Cost of all insurance relating to the Building, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

            (F) All taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be taxing districts or authorities presently taxing the Building or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation, and all taxes of whatsoever nature that are imposed in substitute for or in lieu of any of the taxes, assessments or other charges herein defined;


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                  provided, however, taxes shall not include death taxes, excess profits taxes, franchise taxes and state and federal income taxes.

            (G) Cost of repairs and general maintenance of the common areas (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties, and alteration attributable solely to tenants of the Building other than the Tenant).

            (H) Cost of capital improvement items for the common areas, including installation thereof, which are primarily for the purpose of reducing Operating Expenses or those required by governmental regulations.

            (I) Any and all other expenses paid in connection with the maintenance, operation and security of the Building which are properly chargeable against income from the Building.

                  3.3.2 Tenant's Share. The term "Tenant's Pro Rata Share" means the ratio of the Net Rentable Area of floor space of the Premises (3,729 square feet) to the total Net Rentable Area of floor space in the Building (28,776 square feet), which the parties agree to be Thirteen percent (13%).

                  3.3.3 Net Rentable Area. The term "Net Rentable Area," as used herein, shall refer to the area calculated within the boundaries defined by any exterior building walls bounding the Premises (measured to the outside surface of the outer glass walls and the midpoint of outer finished column walls), the centerline of any common wall separating the Premises from areas leased or to be leased to other tenants, and the exterior of any walls separating the Premises from any public corridors or other common areas. No deductions from Net Rentable Area in the Premises have been calculated on the basis of the foregoing definition, and it is hereby stipulated for all purposes to be the square footage set forth in Section 1.1 of this Lease.

                  3.3.4 Payment of Increase in Operating Expenses. By February 1
            of each year, Landlord shall endeavor to give Tenant a statement showing the total Operating Expenses for the Building for the prior calendar year, the first year being the base year and Tenant's pro-rata share thereof, prorated from the Commencement of rental year. Upon receipt of the additional rental computation the additional rental will be added to the prior years monthly rental amount.

                  3.3.5 Books and Records. Landlord agrees to keep books and records reflecting the Operating Expenses of the Building in accordance with a standard method of accounting recognized and approved for maintaining accounts for office buildings. Tenant, at its expense, shall have the right, after ten (10) days written notice, to audit Landlord's books and records relating to the Operating

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            Expenses as herein defined for any year or years for which additional rental payments become due pursuant to the provisions hereof.

            3.4 Late Charges. If Tenant fails to make any installment of Base Rent, or any other sum due Landlord hereunder, within ten (10) days after such amount is due, then the Landlord may make or assess a late charge of ten percent (10%) of the amount of each delinquent payment. Any assessment of late charges by Landlord shall be considered for all purposes as Additional Rent under the terms of this Lease, and shall be added to and payable with the next maturing monthly rental installment following such assessment. Assessment by Landlord of a late charge as herein provided shall be without prejudice to any remedies provided by law or under the provisions hereof. No assessment, payment or acceptance of a late charge shall operate as a waiver or estoppel of the right of Landlord to declare a default hereunder, or to pursue any default remedies provided by this Lease or by law. Such late charge shall be earned from the day after the due date to the date paid.

                                   ARTICLE IV

                                SECURITY DEPOSIT

            4.1 Security Deposit. Landlord hereby acknowledges receipt of $0 Dollars ($0) as Tenant's deposit as security for the full and faithful performance by Tenant of the terms, conditions and covenants of this agreement, which are to be performed and kept by Tenant. If, at any time during the term hereof, Tenant shall be in default in the payment of any sum herein payable to Landlord, Landlord may apply any portion of the security deposit as may be necessary to the payment of any such charge which accrues in favor of Landlord. In the event Tenant fails to repair damages caused by removal of Tenant's property which is allowed to be removed under the terms hereof, Landlord may apply any portion of the security deposit as may be necessary to make such repairs. No interest shall be paid Tenant for any sums deposited by Tenant with Landlord hereunder, whether as security or escrow deposits, or otherwise.

            4.2

                                   ARTICLE V

                          CONSTRUCTION OF IMPROVEMENTS

            5.1 Leasehold Improvements. Tenant accepts the Premises in an "as is" condition and agrees to complete its work (the "Tenants's Work") prior to the Commencement Date. Tenant shall submit plans and specifications for Tenant's work to Landlord for its approval prior to the Commencement of construction. During construction of the Tenant's Work, the Tenant will:

            (A) Cause all necessary licenses, permits and similar authorizations from governmental authorities having jurisdiction over the Premises to be


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                  obtained in a timely manner, and shall further cause such
                  Tenant's Work to comply with all applicable laws, ordinances, rules, regulations and restrictions;

            (B) Prior to commencing such construction, and at all times during the construction, the Tenant shall cause the Tenant's contractor to obtain and maintain builder's risk insurance in form, amounts and from carriers reasonably acceptable to the Landlord, naming such contractor, the Tenant, the Landlord and any mortgagee of the Landlord as named insured as their interests appear;

            (C) Indemnify and hold Landlord harmless from and against any and all mechanic's, materialman's and laborer's liens which may be filed on the basis of work performed or material supplied in connection with such construction;

            (D) Cause such construction to be completed with due diligence and in substantial compliance with the plans, specifications and drawings for the Tenant's Work which have been previously approved by the Landlord;

            (E) Cause the construction to be performed by such contractor and subcontractors as have been previously approved in writing by the Landlord;

            (F) Cause the construction to be performed in a manner which will not unreasonably interfere with the Landlord's construction of the Building or the other leasehold improvements. Any of Tenant's Work causing venting, opening, sealing, waterproofing or altering of the roof shall be performed by Landlord's roofing contractor at Tenant's expense. Tenant hereby holds Landlord harmless from any damage to the Premises resulting directly or indirectly from Tenant's or Landlord's venting, opening, sealing, waterproofing or any other altering of the roof.

            (G) Furnish to Landlord a Certificate of Occupancy from the City of Norman, prior to the Commencement Date.

            5.2 Landlord's Alterations. Landlord hereby reserves the right, but not the obligation, at any time to make alterations or additions to and to build additional stories on the Building, and to build adjoining same. Landlord also reserves the right, but not the obligation, to construct other buildings or improvements in the common areas from time to time, and to make alterations thereof or additions thereto, and to build additional stories on such building or buildings, and to build adjoining same.


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                                   ARTICLE VI

                              CONDITION OF PREMISES

            6.1 Tenant's Acceptance of Premises. Neither Landlord nor Landlord's agents have made any representations with respect to the Premises or the Building, except as expressly set forth herein, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this agreement. The taking of possession of the Premises by Tenant shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. In no event shall Landlord be liable for any defects in the Premises or for any limitation on its use. Landlord shall not be responsible for any latent defect in the Premises, and the rent hereunder shall in no case be withheld or diminished on account of any defect in the Premises, any change in the condition thereof, any damage occurring thereto, or the existence with respect thereto of any violations of laws or regulations of any governmental authority.

            6.2 Landlord's Title. Landlord is leasing the Premises and has the right to enter into this Lease, and the Premises are accepted by Tenant subject to, and Tenant agrees to abide by, all and singular, the easements, restrictions, covenants, reservations, mineral reservations and other matters affecting title to the Building.

                                   ARTICLE VII

                     ALTERATIONS, ADDITIONS AND IMPROVEMENTS

            7.1 Improvements by Tenant. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first having the written consent of Landlord. At such time as Tenant requests such consent of Landlord, Tenant shall submit plans and specifications for such alterations or additions, and comply with any and all reasonable requirements of Landlord. Subject to the Landlord's lien, Tenant may remove "removable trade fixtures," provided (1) any such removal is made prior to the termination of this agreement; (2) Tenant is not in default of any of the obligations or covenants hereunder; and (3) such removal may be effected without damage to the Premises, and Tenant promptly repairs all damage caused by such removal at its sole expense. All trade fixtures, merchandise, equipment and signs of every description which are not removable or not removed in accordance with the preceding, and any alterations or additions to the Premises shall become the property of Landlord, and shall remain upon and be surrendered with the Premises as part thereof at the termination of this Lease. Tenant hereby waives all rights to any payment or compensation therefor. Removable trade fixtures shall include tables, chairs, desks, wall brackets, shelves, mirrors and business machines and equipment (provided same are not permanently attached), but shall not include ducts, conduits, wiring, pipes, paneling, wall covering or floor covering or permanently attached fixtures which cannot be removed without damage to the Premises. Upon termination of this agreement, Tenant will, at its sole cost and expense, if requested by Landlord, remove any and all alterations, additions, fixtures, equipment and property installed by Tenant in the Premises


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and restore the Premises to the condition thereof at the time of tender of possession of the Premises, ordinary wear and tear excepted.

            7.2 Signs. Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the Premises any sign, or advertising matter, or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord's written approval and consent, which consent may be withheld in the sole discretion of the Landlord.

                                  ARTICLE VIII

                        REPAIR, MAINTENANCE AND SURRENDER

            8.1 Tenant's Maintenance. Tenant shall at all times keep the Premises including all plate glass, partitions, doors, fixtures, and carpeting in good order, condition and repair.

            8.2 Landlord's Option to Make Tenant Repairs. If Tenant refuses or neglects to repair the Premises within thirty (30) days after receipt of Landlord's written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's fixtures or other property, or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's cost for making such repairs, plus fifteen percent (15%) for overhead, upon presentation of bills therefor, as Additional Rent.

            8.3 Landlord's Maintenance. Landlord shall keep the common areas, roof, exterior walls, plumbing, electrical and heating and air conditioning systems, foundation and building structure of the Building and the atriums, if any, located in the Premises in a good state of repair; provided, however, if Landlord is required to make repairs to these areas by reason of Tenant's negligent act or omission to act, Landlord shall add the cost of such repairs, plus fifteen percent (15%) for overhead, to the rent which shall thereafter become due.

            8.4 Waste and Surrender. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises, and upon expiration or sooner termination of the term hereof, Tenant agrees to deliver up the Premises to Landlord in the condition set out above, ordinary wear and tear excepted, and Landlord shall have the right to re-enter and resume possession of the Premises.

            8.5 Surrender of Key. At the expiration of the tenancy hereby created, Tenant shall surrender all keys for the Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises.


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                                   ARTICLE IX

                                    UTILITIES

            9.1 Expense Allocation. Landlord shall pay all bills for water, gas, electricity, fuel, light, heat and power furnished to or used by Tenant on or about the Premises, and all disposal or sewage service charges to the Premises. Landlord may promulgate reasonable rules and regulations relating to utility usage in the Building and, in such event, Tenant agrees to comply with same as if they had been included in this Lease. Landlord shall provide and pay for Janitorial Service to the Premises. Tenant shall pay all telephone bills, cable charges and other bills incurred by Tenant of for the Premises during the term of the Lease. For the purposes hereof Janitorial Service means basic service of emptying waste paper baskets and vacuuming five (5) days a week, in a general manner (i.e.,does not include the moving of furniture, etc). Any other cleaning of the Premises shall be at the cost of the Tenant.

                                    ARTICLE X

                             INSURANCE AND INDEMNITY

            10.1 Tenant's Insurance Requirements. Tenant shall during the entire term of this Lease, at Tenant's own expense, keep in force public liability insurance in an amount of not less than $1,000,000.00 insuring Tenant and naming Landlord as an additional insured, against liability that may accrue against it on account of any occurrences in or about the Premises during the term or in consequence of Tenant's occupancy thereof and resulting in personal injury or death or property damage. Tenant shall further keep in force at its own expense casualty insurance covering all of its personal property and leasehold improvements and Worker's Compensation Insurance, as required by law. Tenant shall on request furnish to Landlord certificates of all insurance required under this paragraph. If Tenant fails to maintain such insurance, Landlord may maintain the same on behalf of Tenant. Any premiums paid by Landlord shall be deemed Additional Rent and shall be due on the payment date of the next installment of Base Rent hereunder.

            10.2 Increase in Insurance Premiums. Tenant agrees that Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said Premises or the Building, resulting from the type of property held, stored or sold by Tenant on or from the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises. Tenant shall also pay, in such event, any additional premium on the rent insurance policy that may be carried by the Landlord for Landlord's protection against rent loss through fire. Bills for additional premiums shall be rendered by Landlord to Tenant at such time as Landlord may elect,


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and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, Additional Rent.

            10.3 Indemnity. Tenant agrees to indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Building, or the occupancy or use by Tenant of the Premises, or any part thereof, if occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, invitees, contractors, employees, servants, tenants or concessionaires. In case Landlord shall, without fault on Landlord's part, be made a party to any litigation commenced by or against Tenant, Tenant shall protect and hold Landlord harmless, and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

            10.4 Waiver of Subrogation. As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall apply to their insurers to obtain such waivers. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

                                   ARTICLE XI

                                  CASUALTY LOSS

            11.1 Destruction of Premises. If the Premises or the Building shall, during the term of this Lease, be so damaged by fire, storm, tornado or explosion as to substantially destroy either the Premises or the Building, then the Landlord shall have the option either to terminate the Lease, or to rebuild and restore the Premises to good and tenantable condition for Tenant's occupancy. Landlord or Tenant shall notify Tenant of Landlord's election in this regard within sixty (60) days after the occurrence of the destruction. In the event Landlord elects to terminate the Lease under such circumstances, Tenant shall vacate the Premises and shall be under no further obligation for the payment of rental. In the event, Landlord elects to restore and rebuild the Premises, the rental shall be abated proportionately for the period of time that the Tenant is deprived of possession while such rebuilding and repair is being accomplished. In the event damage shall occur to the Premises or Building from such fire or other hazard during the term of this Lease, and if same does not result in the substantial destruction of the Premises or Building, the Landlord shall be obligated to restore the Premises to good, serviceable and tenantable condition equal to the condition of the Premises immediately prior to such damage, excluding, however, Tenant's leasehold improvements, and under such circumstances, Tenant shall be entitled to a just and proportionate reduction in the rental until the Premises have been restored and put in such pre-existing condition.

                                   ARTICLE XII


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                                  SUBORDINATION

            12.1 Subordination to Mortgage. The Lease created hereunder is subject and subordinate to any mortgage which may now or hereafter encumber the Premises, and to all renewals and modifications, consolidations, additional advances, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Tenant shall, at Landlord's request, execute promptly any certificate or instrument that Landlord may require. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of the Tenant. In the event of enforcement by the mortgagee of the remedies provided for by law or by any such mortgage, Tenant will, upon the request of any person or party succeeding to the interest of Landlord, as a result of such enforcement, automatically become the Tenant of such successor in interest, without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by: (1) any payment of rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of Tenant's obligations under this Lease, or (2) any amendment or modification of this Lease made without written consent of such mortgagee or such successor in interest. Upon request by any successor in interest, Tenant shall execute and deliver any instrument or instruments confirming this attornment.

                                  ARTICLE XIII

                            ASSIGNMENT OR SUBLETTING

            13.1 Prohibitions. Tenant will not, except as otherwise permitted herein, assign this Lease, in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord in each instance, which may be withheld by Landlord in its sole discretion. The consent of Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or the Premises without the prior written consent of Landlord. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease, and shall not be released from performing any of the terms, covenants and conditions of this Lease.

            13.2 Landlord's Right to Transfer. Landlord shall have the right to transfer and assign, in whole or in part, Landlord's rights hereunder and in the Premises. In the event of the sale, assignment or transfer by Landlord of Landlord's interest in the Premises, Landlord shall


                                      -10-
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thereupon be released or discharged from all covenants and obligations of
Landlord, arising after the date of such transfer, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. All covenants and obligations of the Landlord shall run with the land and be binding upon each new owner or successor of the Premises during their period of ownership.

                                   ARTICLE XIV

                                  CONDEMNATION

            14.1 Award of Damages. If the whole or any part of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, Landlord shall be entitled to and shall receive all awards that may be made in any such proceeding for the Premises, and Tenant hereby assigns and transfers to Landlord any and all such awards, except that Tenant shall have the right to assert a claim against the condemning authority for the value of all improvements installed by Tenant, and for moving and relocation expenses.

            14.2 Taking of All of Premises. If such proceedings shall result in taking of the whole or substantially all of the Premises, this Lease shall terminate from the date of such taking, and all rent and other sums or charges provided herein to be paid by Tenant shall be apportioned and paid to the date of such taking. If less than substantially all of the Premises shall be taken in such proceedings, this Lease shall terminate only as to the portion of the Premises so taken, and this Lease shall continue for the balance of its term as to the part of the Premises remaining, provided that the remaining portions may reasonably be used for the conduct of Tenant's business. In the event of a partial taking, the Base Rent to be paid by Tenant after such taking shall be reduced pro rata in proportion to which the space so taken bears to the entire space in the Premises originally demised.

            14.3 Taking of Less Than All of Premises. If less than substantially all of the Premises shall be taken, Landlord shall repair the remaining portion of the Premises so as to restore same as a building complete in itself, but Landlord shall not be obligated to expend thereon more than the sum allowed to Landlord in such condemnation proceeding for damage to the Premises, less expenses incurred by Landlord for such proceeding. Notwithstanding the foregoing, if the expense of such restoration would be greater than the sum allowed Landlord, less expenses in the condemnation proceeding, Landlord shall have the option, for a period of thirty (30) days after such partial payment, within which to terminate this Lease.


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                                   ARTICLE XV

                                     ACCESS

            15.1 Access. Landlord or Landlord's agents shall have the right to enter the Premises at all times following reasonable prior notice to Tenant, to examine the same, and to show them to prospective purchasers or tenants of the Premises, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be deemed necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or in an emergency, may forcibly enter the same, without rendering Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises, or any part thereof, except as otherwise herein specifically provided.

                                   ARTICLE XVI

                                TENANT'S PROPERTY

            16.1 Tenant's Personal Property Taxes. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by the Tenant.

            16.2 Responsibility of Landlord. Landlord shall not be liable for any damage to property of Tenant or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Premises, or from the pipes, appliances or plumbing works, or from the roof, street or sub-surface, or from any other place, or by dampness, or by any other cause of whatsoever nature, unless due to the willful act or omission of Landlord. Landlord shall not be liable for any such damage caused by occupants of adjacent property, or the public, or caused by operations in construction of any private, public or quasi-public work. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier, unless such damage shall be caused by the willful act or omission of Landlord.

                                  ARTICLE XVII

                                 USE OF PREMISES

            17.1 Tenant's Usage. The Premises are to be used and occupied by Tenant solely for the purposes of an office, continuously during the term of this Lease. No other use of the Premises shall be permitted without the written consent of Landlord, which consent may be withheld in the sole discretion of Landlord.

            17.2 Tenant's Access to Common Areas. The use and occupancy by the Tenant of the Premises shall include the use in common with others entitled thereto of the common area, described in Article XIX and other facilities as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord.

            17.3 Floor Load. Tenant will not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry.

            17.4 Compliance with Laws, Covenants and Regulations. Tenant shall at all times comply with all laws, ordinances, orders, rules and regulations of governmental agencies having jurisdiction of the Premises, and of all restrictive covenants relating to the use, condition or occupancy of the Premises. In the event such laws mandate alterations to the interior of the Premises, Tenant agrees to promptly make such alterations at its sole cost and expense.

            17.5 Nuisance. Tenant shall not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace to other tenants in the Building.

            17.6 Hazardous Substances. Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior consent of Landlord. The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601, et seq., as amended ("CERCLA"). The term "Hazardous Substance" means
(i) any substance defined as a "hazardous substance" under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance of material deemed to be hazardous, dangerous, toxic, or a pollutant under any federal, state or local law, code, ordinance or regulation.

            Tenant shall: (a) give prior notice to Landlord of any activity or operation to be conducted by Tenant at the Premises which involves the Release, use, handling, generation, treatment, storage or disposal of any Hazardous Substance ("Tenant's Hazardous Substance Activity"), (b) at its expense comply with all federal, state and local laws, codes, ordinances, regulations, permits and licensing conditions governing the use, storage, Release, discharge, emission or disposal of any Hazardous Substances, (c) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant's Hazardous

Substance Activity in the Premises, or the environment and remediate and pay for any resultant damage to property, persons or environment, (d) give prompt notice to Landlord and all appropriate regulatory authorities of any Release of any Hazardous Substances in the Premises or the environment arising from or related to Tenant's Hazardous Substance Activities, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, and such notice to include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release and any resultant damage to property, persons, or the environment, (e) at Landlord's request retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct an environmental audit of the Premises and immediate surrounding areas, with the scope of work to be performed by such engineer, consultant or expert to be approved in advance by Landlord, and all of the engineer's, consultant's or expert's work product shall be made available to Landlord; provided that there is no more than one audit per calendar year, the cost of such audit shall be paid by Tenant; (f) at Landlord's request from time to time, execute affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in the Premises, (g) reimburse to Landlord, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, if such testing is required by any governmental agency or the Mortgagee, and (h) upon expiration or termination of this lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance.

                                  ARTICLE XVIII

                               PEACEFUL ENJOYMENT

            18.1 Covenant of Landlord. Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the other terms hereof, providing Tenant pays the rentals herein recited and performs Tenant's covenants and agreements herein contained. Tenant's quiet enjoyment shall be subject, however, to the terms of this Lease, to dispossession by reason of superior title in mortgagees and to all easements, restrictions of record and governmental laws and ordinances. Should Tenant be dispossessed from the Premises by reason of mortgagee's superior title, the payment of rental shall cease from and after date, and all rent that Tenant may have prepaid, or any sum constituting deposits, shall be returned to Tenant, but Tenant shall not be entitled to receive from Landlord any damages suffered by Tenant as a result of such dispossession. It is understood and agreed that this covenant and any and all covenants of Landlord contained in this agreement shall be binding on Landlord and Landlord's successors only with respect to breaches occurring during Landlord's respective ownerships of Landlord's interest hereunder.

                                   ARTICLE XIX

                                  COMMON AREAS

            19.1 Common Areas. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including hallways, stairways, public restrooms and landscaped areas surrounding the Building, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their agents, employees and customers, which areas are sometimes referred to in this Lease as the common areas, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned herein. Landlord shall have the right to reduce the size and location of the common areas; to construct additional buildings in the common areas, to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common facilities referred to above in such a manner as Landlord, in Landlord's sole discretion, shall determine from time to time.

            19.2 License. All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such area be diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such area be deemed constructive or actual eviction.

                                   ARTICLE XX

                               SUBSTITUTE PREMISES

            20.1 Landlord's Right to Relocate. Landlord shall have the right, at any time during the term hereof, upon giving Tenant no less than sixty (60) days prior written notice, to provide and furnish Tenant with space elsewhere in the Building designated by Landlord, of approximately the same size as the Premises, and remove and place Tenant in such space, with the Landlord to pay all reasonable costs and expenses incurred as a result of such relocation of Tenant. Should Tenant refuse to permit Landlord to move Tenant to such new space at the end of said sixty (60) day period, Landlord shall have the right to cancel and terminate this Lease, effective ninety (90) days from the date of original notification by Landlord. If Landlord moves Tenant to such new space, this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect, and be deemed to be the Premises as though Landlord and Tenant had entered into an express written amendment of this Lease with respect thereto.

                                   ARTICLE XXI

                              DEFAULT AND REMEDIES

            21.1 Tenant's Default. Any of the following, if not cured by Tenant within thirty (30) days after written notice to Tenant of their occurrence, except the failure to make any payment of rent must be cured within five (5) days of receipt of notice of non-payment, shall constitute events of default on the part of Tenant:

            (A) Failure of Tenant to pay Base Rent, Additional Rent, or any other rent or other payment when due;

            (B) Failure of Tenant to comply with any covenant or obligation of Tenant hereunder;

            (C)   Abandonment or vacation of the Premises by Tenant;

            (D) The filing of a voluntary or involuntary petition in bankruptcy by or against Tenant, or any guarantor hereof, under the National Bankruptcy Act, or should Tenant, or any guarantor, make an assignment for the benefit of their creditors, or should a trustee, receiver or liquidator of Tenant, or any guarantor hereof, of Tenant's or any guarantor's property hereof, be appointed, or should any governmental authority institute any proceeding for the dissolution of Tenant, or any guarantor hereof, or should Tenant's interest hereunder pass by operation of law or otherwise;

            (E) Failure to provide estoppel certificates as reasonably requested by Landlord.

            21.2 Remedies. In addition to any other rights and remedies provided in this Lease or by applicable law or equity, on the occurrence of any event of default and after expiration of any cure period, Landlord will have the following remedies, all of which may be exercised without any further notice or demand on Tenant:

            (A) Past Due Rent. Landlord may collect from Tenant all past due rent, including interest thereon at eighteen percent (18%) per annum and late charges, and all other reasonable damages caused by Tenant's default.

            (B) Termination. Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord, but if Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord might have, enter and take possession of the Premises and remove Tenant, anyone claiming under Tenant, and any property therefrom without being subject to any claim for damages therefor. Tenant shall be obligated to pay to Landlord all costs reasonably incurred by Landlord in any such action, including the costs of taking possession of and repairing any damage to the Premises, and all other reasonable damages caused by Tenant's default. After default, this Lease may be terminated only by written notice from Landlord, and no other action or inaction by Landlord after default shall constitute a termination of this Lease.

            (C) Reletting. If Landlord does not terminate this Lease, then Landlord may, at its option, reenter and remove any persons or property therein, forcibly if necessary, without being guilty of trespass and without the same constituting a termination of this Lease, and may relet the Premises or any part thereof for the benefit of Tenant, in which event Tenant shall pay Landlord all reasonable costs incurred by Landlord in taking such action, including, without limitation, the costs of taking possession of and repairing the Premises, the reasonable cost of preparing the same for reletting, attorneys' fees, brokerage commissions, and all other damages caused by Tenant's default. Tenant shall remain obligated to Landlord for the difference between any rent received by Landlord as a result of such reletting and the rent and other sums for which Tenant is obligated hereunder. In the event any such reletting results in payment of rent thereunder to Landlord in excess of the rent for which Tenant is obligated hereunder, Landlord shall be entitled to retain such excess.

            21.3 Landlord's Right to Cure. Should Tenant be in default hereunder, Landlord may cure any such default on behalf of Tenant, in which event Tenant shall reimburse Landlord for all sums paid to effect compliance, together with interest at the rate of eighteen percent (18%) per annum, from and after the date of such expenditure, which shall be Additional Rent due hereunder.

            21.4 Landlord's Default. If Landlord fails to perform any of Landlord's covenants hereunder, Landlord shall not be in default unless: (1) Tenant gives Landlord written notice thereof, setting forth in reasonable detail the nature and extent of such failure, and (2) if such failure by Landlord is not cured or attempted to be cured within thirty (30) days following the delivery of such notice. If such failure cannot be reasonably cured within thirty (30) days, the length of such period shall be extended for a period reasonably required therefor if Landlord commences curing such failure within the thirty (30) day period and continues the curing thereof with reasonable diligence and continuity.

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

            22.1 Building Name. Landlord reserves the right, at any time, to change the name to the office complex without liability or obligation to Tenant.

            22.2 Amendment. This agreement may not be altered, changed or amended, except by instrument in writing, signed by all parties hereto.

            22.3 Non-Waiver. Failure of Landlord to declare any default immediately upon the occurrence thereof, or delay in taking any action in connection therewith, or acceptance of rental after same is due, shall not waive such default, but Landlord shall have the right to declare any such default at any time, and to take such action as may be lawful or authorized hereunder, either at law or in equity.

            22.4 Force Majeure. Neither Landlord nor Tenant shall be required to perform any term, condition or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lock outs, material or labor shortages, or restrictions by government authorities and other causes which are not reasonably within the control of either Landlord or Tenant, and which, by the exercise of due diligence, Landlord or Tenant would be unable, wholly or in part, to prevent or overcome. Provided, however, this provision shall not apply to Tenant's obligation to pay Base Rent and Additional Rent.

            22.5 Interpretation. As used herein, the masculine or neuter genders shall be deemed to include all genders and singular, the plural, and vice versa, except where any such construction would be unreasonable. This Lease shall be construed under and in accordance with the laws of the State of Oklahoma, and all obligations of the parties hereunder are performable in Cleveland County, Oklahoma. The paragraph headings are inserted for convenience only, and shall not in any way vary the provisions they identify. If any provision of this Lease or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof and other applications thereof, shall not in any way be affected or impaired thereby.

            22.6 Covenants. All agreements, obligations and undertakings of the parties shall be deemed to be covenants, whether or not so denominated.

            22.7 Notices. Except as may be otherwise specifically provided herein, all notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered when delivered personally, or when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties at the respective addresses set forth hereunder, or at such other address as may have been theretofore specified by written notice delivered in accordance herewith.

      22.8 Limitation of Landlord Liability. Any provisions hereof to the contrary notwithstanding, Tenant hereby agrees that no personal liability of any kind or character whatsoever now attaches or at any time hereafter, under any condition, shall attach to Landlord for payment of any amounts payable under this agreement, or for the performance of any obligations hereunder. The exclusive remedies of Tenant for the failure of Landlord to perform any of its obligations under this Lease shall be to proceed against the interest of Landlord in and to the Premises.

      22.9 Attorney's Fees. If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment.

      22.10 Landlord's Security Interest and Lien. To secure all obligations of Tenant to Landlord, Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be subject to such lien in addition to and cumulative of the Landlord lien provided by law. This Lease shall constitute a security agreement under the Oklahoma Uniform Commercial Code (the "Code"), so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including, but not limited to, all inventory, fixtures, machinery, equipment, furnishings and other articles of personal property previously or hereafter placed in or on the Premises by Tenant. Tenant agrees to execute, as debtor, such financing statements as Landlord may now or hereafter reasonably request, or memorandum of lease in order that such security interests may be perfected. Landlord may, at Landlord's election, at any time, file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded a secured party under the Code, which rights and remedies shall be in addition to and cumulative of the Landlord's lien and rights provided by law or other terms and provisions of this agreement. Without excluding any other manner of notice, any requirement for reasonable notice to the Tenant of the Landlord's intention to dispose of any property pursuant to the enforcement of such security interest will be met if such notice is given at least ten (10) days before the time of such disposition. Any sale made pursuant to the enforcement of such security interest will be deemed to have been a public sale conducted in a commercially reasonable manner if held at the Premises after advertisement of the time, place and method of the sale and a general description of the property to be sold in a daily newspaper published in Cleveland County, Oklahoma, for five (5) consecutive days before the date of the sale. In addition to the above, Landlord shall have the right and authority to, upon an event of default by Tenant, exclude Tenant from the Premises by changing the locks on the Premises, and Landlord shall not be guilty of trespass or conversion thereby.

      22.11 Holding Over. In the event of holding over by Tenant after the expiration or termination of this Lease without the express written consent of Landlord, the Base Rent shall be doubled for the entire holdover period. No holding over by Tenant after the term of this Lease shall operate to extend this Lease, and in the event of any unauthorized holding over, Tenant shall indemnify Landlord from and against all claims for damages by any other tenant to whom Landlord may have leased all or any portion of the Premises, effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

            22.12 Financial Statements. Annually, within twenty (20) days following written notice from Landlord, Tenant shall provide to Landlord financial statements (prepared in accordance with generally accepted accounting principles) of Tenant and all guarantors of this Lease.

            22.13 Time. Time is of the essence of this Agreement.

            22.14 Entire Agreement. This instrument constitutes the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Lease acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Lease shall be valid or binding. This Lease may not be modified or amended by oral agreement, but only by an agreement in writing, signed by the parties hereto.

            22.15 Recording. Except as provided in Section 23.10 hereof, this Lease may not be recorded by either party, but at the request of either party, Landlord and Tenant shall execute a short form memorandum of this Lease, which may be recorded for all purposes.

            22.16 Estoppel Certificates. At any time and from time to time within ten (10) days after Landlord shall request the same, Tenant will execute, acknowledge and deliver to Landlord or any party as may be designated by Landlord, a certificate in a reasonably acceptable form, with respect to the matters required by such party, and such other matters relating to this Lease or the status or performance of obligations of the parties hereunder as may be reasonably requested by Landlord. If Tenant fails to provide such certificate within ten (10) days after request by Landlord, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord, and Landlord is hereby authorized to so certify.

            22.17 Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

            EXECUTED as of the day and year first above written.

"LANDLORD"                                "TENANT"

ONWARD, L.L.C.,                           FORESIGHT, INC.
(an Oklahoma Limited Liability Company)


By: PAUL A. KRUGER                        By: PAUL A. KRUGER
    -----------------------------------       ----------------------------------

Title: Managing Member                    Title: President
       --------------------------------          -------------------------------
Address: Hi Point Office Complex          Address: Hi Point Office Complex
         2500 McGee St. Ste. 147                   2500 McGee St. Ste. 101 & 110
         Norman, OK 73072                          Norman, OK 73072